Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                     -------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           the Securities Act of 1933
                                     -------

                             ALBERTO-CULVER COMPANY
             (Exact name of registrant as specified in its charter)

DELAWARE                                  36-2257936
(State or other jurisdiction              (I.R.S. Employer
of incorporation or organization)         Identification No.)

                              2525 ARMITAGE AVENUE
                          MELROSE PARK, ILLINOIS 60160
                    (Address of Principal Executive Offices)

            ALBERTO-CULVER COMPANY EMPLOYEE STOCK OPTION PLAN OF 1988
                            (Full title of the plan)

                               BELL, BOYD & LLOYD
                           THREE FIRST NATIONAL PLAZA
                          CHICAGO, ILLINOIS 60602-4207
                            ATTENTION: JOHN H. BITNER
                                 (312) 807-4306
            (Name, address and telephone number of agent for service)
                                    ---------

                         CALCULATION OF REGISTRATION FEE



                                       Proposed        Proposed
Title                                  Maximum         Maximum
Securities             Amount          Offering        Aggregate    Amount of
to be                  to be           Price           Offering     Registration
Registered             Registered (1)  Per Share (2)   Price (2)    Fee (2)

Class A Common Stock,  4,000,000 shares    $26.00     $104,000,000      $30,680
$.22 par value



(1) This registration statement also includes an indeterminable number of additional shares that may become issuable pursuant to the antidilution adjustment provisions of the plan.

(2) In accordance with Rule 457, calculated on the basis of the average of the reported high and low prices for the Class A Common Stock on the New York Stock Exchange Composite Tape on April 27, 1998




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                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     The contents of Part II of Registration Statement No. 33-62701 are hereby incorporated by reference.














































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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melrose Park, State of Illinois on April 23, 1998.

                                      ALBERTO-CULVER COMPANY


                                      By   /s/ Howard B. Bernick
                                           Howard B. Bernick
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                                 Date

/s/ Leonard H. Lavin        Chairman of the Board                 April 23, 1998
Leonard H. Lavin            and Director

/s/ Howard B. Bernick       President, Chief Executive            April 23, 1998
Howard B. Bernick           Officer and Director
                            (Principal Executive Officer)

/s/ Bernice E. Lavin        Vice Chairman, Secretary,             April 23, 1998
Bernice E. Lavin            Treasurer and Director

/s/ Carol L. Bernick        Vice Chairman,President Alberto-CulverApril 23, 1998
Carol L. Bernick            North America, Assistant Secretary
                            and Director

/s/ William J. Cernugel     Senior Vice President -               April 23, 1998
William J. Cernugel         Finance and Controller
                            (Principal Financial & Accounting Officer )

/s/ A. Robert Abboud        Director                              April 23, 1998
A. Robert Abboud

/s/ A.G. Atwater, Jr.       Director                              April 23, 1998
A. G. Atwater, Jr.

/s/ Robert P. Gwinn         Director                              April 23, 1998
Robert P. Gwinn

/s/ Allan B. Muchin         Director                              April 23, 1998
Allan B. Muchin

/s/ Robert H. Rock          Director                              April 23, 1998
Robert H. Rock

/s/ Dr. Harold M. Visotsky  Director                              April 23, 1998
Dr. Harold M. Visotsky

/s/ William W. Wirtz        Director                              April 23, 1998
William W. Wirtz

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                                  EXHIBIT INDEX

                                                                   Where Exhibit
No.   Description                                                  Can be Found


4.1  Restated Certificate of Incorporation of the Company
     (incorporated herein by reference to the Company's
     Annual Report on Form 10-K for the year ended
     September 30, 1988 [File No. 1-5050])


4.2  Certificate of Amendment to Restated Certificate of
     Incorporation of the Company (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1989 [File No. 1-5050])


4.3  Certificate of Amendment to Restated Certificate of
     Incorporation of the Company (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997
     [File No. 1-5050])


4.4  By-laws of the Company, as amended through January 17, 1990
     (incorporated herein by reference to the Company's Quarterly
     Report on Form 10-Q for the quarter ended December 31, 1989
     [File No. 1-5050])

5.1  Opinion of Gary P. Schmidt, Esq., General Counsel of the
     Company.                                                         Page 5

23.1 Consent of Gary P. Schmidt, Esq. (included in Exhibit 5.1).

23.2 Consent of KPMG Peat Marwick LLP                                 Page 6














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                                                                   EXHIBIT 5.1




                                                     April 27, 1998




Alberto-Culver Company
2525 Armitage Avenue
Melrose Park, Illinois 60160

Ladies and Gentlemen:

                       Registration Statement on Form S-8

    I have  represented  Alberto-Culver  Company,  a Delaware  corporation  (the
"Company"), in connection with a registration statement on Form S-8 (the "registration statement") filed under the Securities Act of 1933 for the purpose of registering under that Act 4,000,000 shares of Class A common Stock, $.22 par value (the "Shares"), which may be offered and sold from time to time pursuant to the Alberto-Culver Company Employee Stock Option Plan of 1988 (the "Plan"). In this connection, I have examined originals or copies certified or otherwise identified to my satisfaction of such documents, corporate and other records, certificates and other papers as I deemed it necessary to examine for the purpose of this opinion.

    Based on such examination, it is my opinion that the Shares covered by the registration statement, when issued in accordance with the Plan, constitute legally issued, fully paid and non-assessable shares of common stock of the Company.

    I consent to the filing of this opinion as an exhibit to the registration statement. In giving this consent I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                            Very truly yours,

                            /s/ Gary P. Schmidt, Esq.

                            Gary P. Schmidt, Esq.






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                                                              Exhibit No. 23.2




                        CONSENT OF KPMG PEAT MARWICK LLP




The Board of Directors
Alberto-Culver Company:

We consent to the use of our reports dated October 23, 1997, incorporated herein by reference, with respect to the consolidated financial statements of Alberto-Culver Company and subsidiaries as of September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997, and the financial statement schedule for the three-year period ended September 30, 1997, which reports are incorporated by reference or appear in the September 30, 1997 annual report on Form 10-K of Alberto-Culver Company.




                                       /s/ KPMG PEAT MARWICK

Chicago, Illinois
April 27, 1998





























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